SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 2, 2005
(Date of earliest event reported)
Smart Video Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation or organization)	000-26809 (Commission File No.)	91-1962104 (IRS Employer Identification No.)
3505 Koger Boulevard
Suite 400
Duluth, GA 30096
(Address of principal executive offices)
(770) 279-3100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement
On December 2, 2005, the 60 accredited investors (the “Investors”), who signed the Securities Purchase Agreement (“SPA”) effective as of October 31, 2005 with SmartVideo Technologies, Inc. (the “Company”), waived the conditions to complete the second closing under the SPA. As a result, the Company issued to the Investors, for aggregate gross proceeds of $4,000,000, an additional 5,333,333 shares of Series A-1 Convertible Preferred Stock (“Preferred Stock”), 5-year warrants exercisable at $1.75 per share (“$1.75 Warrants”) to purchase 5,333,333 shares of the Company’s common stock and 5-year warrants exercisable at $2.00 per share (“$2.00 Warrants”) to purchase 1,333,333 shares of the Company’s common stock.
ITEM 3.02 Unregistered Sales of Equity Securities
On December 2, 2005, the Company completed the sale of 5,333,333 shares of Preferred Stock, 5,333,333 $1.75 Warrants and 1,333,333 $2.00 Warrants. For a summary of the terms relating to the sale of such securities, see Item 1.01 of this Form 8-K, which is incorporated by reference herein. The offer and sale of such securities was made to the Investors pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.
The net proceeds from the sale of the securities will be used for working capital and general corporate purposes.
ITEM 9.01 Financial Statements and Exhibits
     (c) Exhibits:
10.1	Waiver of Second Closing Conditions under the Securities Purchase Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTVIDEO TECHNOLOGIES, INC.
By:	/s/ Richard E. Bennett, Jr.
	Name:	Richard E. Bennett, Jr.
	Title:	President & CEO

Date: December 7, 2005

EXHIBIT INDEX

Exhibit	Description

10.1	Waiver of Second Closing Conditions under the Securities Purchase Agreement